UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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OSI SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

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12525 Chadron Avenue

Hawthorne, California 90250

October 1, 2003

To Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of OSI Systems, Inc. (the “Company”), which will be held at 10:00 a.m., local time, on November 5, 2003, at the executive offices at the Company, 12525 Chadron Avenue, Hawthorne, California 90250. All holders of the Company’s outstanding common stock as of the close of business on September 25, 2003, are entitled to vote at the Annual Meeting. Enclosed is a copy of the Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy.

We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, it is important that you complete, sign, date and return the Proxy in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

Sincerely,

Victor S. Sze

Secretary

12525 Chadron Avenue

Hawthorne, California 90250

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 5, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of OSI Systems, Inc., a California corporation (the “Company”), will be held at 10:00 a.m., local time, on November 5, 2003, at the executive offices at the Company, 12525 Chadron Avenue, Hawthorne, California 90250, for the following purposes:

1.  To elect six directors to hold office for a one-year term and until their respective successors are elected and qualified.

2.  To ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending June 30, 2004.

3.  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003, containing consolidated financial statements, is included with this mailing.

The Board of Directors has fixed the close of business on September 25, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.

By Order of the Board of Directors

Victor S. Sze

Secretary

Dated: October 1, 2003

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

OSI SYSTEMS, INC.

12525 Chadron Avenue

Hawthorne, California 90250

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of OSI Systems, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”), to be held at 10:00 a.m., local time, on November 5, 2003, at the executive offices at the Company, 12525 Chadron Avenue, Hawthorne, California 90250, and at any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company or by issuance of a subsequent proxy. In addition, a stockholder attending the Annual Meeting may revoke his or her proxy and vote in person if he or she desires to do so, but attendance at the Annual Meeting will not of itself revoke the proxy.

At the close of business on September 25, 2003, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 14,545,952 shares of common stock, without par value (“Common Stock”). Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. In voting for directors, however, if any stockholder gives notice at the Annual Meeting prior to voting of an intention to cumulate votes, then each stockholder has the right to cumulate votes and to give any one or more of the nominees whose names have been placed in nomination prior to voting a number of votes equal to the number of directors to be elected (i.e., six) multiplied by the number of shares which the stockholder is entitled to vote. Unless the proxy holders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxy holders discretionary authority to cumulate votes. Only stockholders of record at the close of business on September 25, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

The enclosed Proxy, when properly signed, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Annual Meeting and with respect to other matters which may be properly brought before the Annual Meeting. At the time of printing this Proxy Statement, management was not aware of any other matters to be presented for action at the Annual Meeting. If, however, other matters which are not now known to management should properly come before the Annual Meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxy holders.

Shares represented by executed and unrevoked proxies will be voted in accordance with the instructions contained therein or in the absence of such instructions, in accordance with the recommendations of the Board of Directors. Neither abstentions nor broker non-votes will be counted for the purposes of determining whether any of the proposals has been approved by the stockholders of the Company, although they will be counted for purposes of determining the presence of a quorum.

In the election of directors, the candidates who receive the largest number of affirmative votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Approval of the other proposals will require the affirmative vote of a majority of the shares of Common Stock present and voting at the Meeting.

The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials. Proxies may be solicited personally, by mail, by e-mail, or by telephone, by directors, officers and regular employees of the Company who will not be additionally compensated therefore. It is anticipated that this Proxy Statement and accompanying Proxy will be mailed on or about October 3, 2003 to all stockholders entitled to vote at the Annual Meeting.

The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below.

ELECTION OF DIRECTORS

(Item 1 of the Proxy Card)

The Board of Directors consists of six members. At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms expire on the annual meeting date.

Management has nominated six directors. Management’s nominees for election as directors at the Annual Meeting are Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, Madan G. Syal and Chand R. Viswanathan. The enclosed Proxy will be voted in favor of these individuals unless other instructions are given. If elected, the nominees will serve as directors until the Company’s Annual Meeting of Stockholders in 2004, and until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as management may designate.

If a quorum is present and voting, the six nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., broker non-votes, will be counted as present only for purposes of determining if a quorum is present.

The following are Management’s nominees for election as directors at this meeting.

Name	Age	Position	Director Since

Deepak Chopra	52	Chairman of the Board, Chief Executive Officer, and President	1987

Ajay Mehra	41	Director, Executive Vice President, and President of Security Group	1996

Steven C. Good(1)(2)	61	Director	1987
Meyer Luskin(1)(2)	77	Director	1990
Madan G. Syal	77	Director	1987
Chand R. Viswanathan(1)	74	Director	2001

(1)	Member of Audit Committee
(2)	Member of Compensation Committee

Deepak Chopra is the founder of the Company and has served as President, Chief Executive Officer and a Director since the Company’s inception in May 1987. He has served as the Company’s Chairman of the Board since February 1992. Mr. Chopra also serves as the President and Chief Executive Officer of the Company’s major subsidiaries. From 1976 to 1979 and from 1980 to 1987, Mr. Chopra held various positions with ILC Technology, Inc. (“ILC”), a publicly-held manufacturer of lighting products, including serving as Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of its United Detector Technology division. In 1990, the Company acquired certain assets of ILC’s United Detector Technology division. Mr. Chopra has also held various positions with Intel Corporation, TRW Semiconductors and RCA Semiconductors. Mr. Chopra holds a Bachelor of Science degree in Electronics and a Master of Science degree in Semiconductor Electronics.

Ajay Mehra joined the Company as Controller in 1989 and served as Vice President and Chief Financial Officer from November 1992 until November 2002, when he was named the Company’s Executive Vice

President. Mr Mehra became a Director in March 1996 served as Secretary between March 1996 and November 2002. Mr. Mehra also serves as President of the Company’s Security Group. Prior to joining the Company,

Mr. Mehra held various financial positions with Thermador/Waste King, a household appliance company, Presto Food Products, Inc. and United Detector Technology. Mr. Mehra holds a Bachelor of Arts degree from the School of Business of the University of Massachusetts, Amherst and a Master of Business Administration degree from Pepperdine University.

Steven C. Good has served as a Director of the Company since September 1987. He is a Senior Partner in the accounting firm of Good, Swartz & Berns, which he founded in 1974, and has been active in consulting and advisory services for businesses in various sectors including the manufacturing, garment, medical services and real estate development industries. Mr. Good is the founder and has served as Chairman of California United Bancorp, and was elected in 1997 as a Director of Arden Realty Group, Inc., a publicly-held Real Estate Investment Trust listed on the New York Stock Exchange. Since October 1997, Mr. Good has also served as a Director of Big Dogs, Inc., a publicly held corporation listed on NASDAQ. Mr. Good holds a Bachelor of Science degree in Business Administration from the University of California, Los Angeles.

Meyer Luskin has served as a Director of the Company since February 1990. Since 1961, Mr. Luskin has served as the President, Chief Executive Officer and Chairman of the Board of Scope Industries, a publicly-held company listed on the American Stock Exchange, which is engaged in the business of recycling and processing food waste products into animal food. Mr. Luskin has also served as a Director of Scope Industries since 1958 and currently serves as a Director of Stamet, Inc., an industrial solid pump manufacturer, and Chromagen, Inc., a biotechnology company. Mr. Luskin holds a Bachelor of Arts degree from the University of California, Los Angeles, and a Master of Business Administration degree from Stanford University.

Madan G. Syal has served as a Director of the Company since the Company’s inception in May 1987. From May 1987 until February 1992, he served as Secretary of the Company. Mr. Syal is the sole proprietor of Pro Printers, a printing service business he founded in October 1984. Prior to 1984, Mr. Syal held various positions with Shell Oil Company, Exxon Corporation, Burmah Oil Company, C.F. Braun and Bechtel Group, Incorporated. Mr. Syal holds a Bachelor of Science degree from the American College in Lahore (now Pakistan) and a B.S.E. in Electrical and Mechanical Engineering from London University.

Chand R. Viswanathan has served as a Director of the Company since June 2001. Dr. Viswanathan has been a Professor of Electrical Engineering on the faculty of the University of California at Los Angeles since 1974 and a member of the faculty of that department since 1962. He served as the Chairman of the department from 1979 to 1985.

Executive Officers

Anuj Wadhawan was named Chief Financial Officer and Treasurer of the Company in November 2002. From March 1991 to March 2000, Mr. Wadhawan held various accounting and finance-related positions with the Company and its subsidiaries, including Corporate Controller. In March 2000, Mr. Wadhawan became the Company’s Vice President of Finance. Mr. Wadhawan holds a Batchelor of Science in Accounting from Punjab University in India, is a chartered accountant from India, and has passed the certified public accounting examinations in the United States.

Andreas F. Kotowski has served as Chief Technology Officer of the Company since October 2000. Previously, since January 1993, he served as the President of U.S. Operations, General Manager and a Director of the Company’s subsidiary, Rapiscan Security Products (U.S.A.), Inc. From September 1989 to January 1993, Mr. Kotowski was self-employed as an Engineering Consultant, providing technical and management consulting services to businesses in the explosive detection and medical imaging industries. From 1979 to 1989, Mr. Kotowski held various positions with EG&G Astrophysics, including Vice President of Engineering and

Chief Engineer, in which he was responsible for product planning, design, development and management. Prior to 1979, he worked as an Engineer at National Semiconductor Corporation and the Jet Propulsion Laboratory. Mr. Kotowski holds a Bachelor of Science degree in Electrical Engineering and a Bachelor of Science degree in Physics from California State Polytechnic University, Pomona, and a Master of Science degree in Electrical Engineering from Stanford University.

Victor S. Sze was named General Counsel, Vice President of Corporate Affairs and Secretary of the Company in March 2002. From 1999 through November 2001, Mr. Sze served as in-house counsel to Interplay Entertainment Corp. a developer and worldwide publisher of interactive entertainment software, holding the title of Director of Corporate Affairs. Prior to joining Interplay Entertainment Corp., Mr. Sze practiced law with the firm of Wolf, Rifkin & Shapiro in Los Angeles. Mr. Sze holds a bachelors’ degree in economics from UCLA and a juris doctorate from Loyola Law School.

There are no arrangements or understandings known to the Company between any of the directors or nominees for director of the Company and any other person pursuant to which any such person was or is to be elected a director.

Ajay Mehra is the first cousin and Madan G. Syal is the father-in-law of Deepak Chopra. Other than these relationships, there are no family relationships among the directors and executive officers of the Company.

The Board of Directors unanimously recommends that you vote FOR the election of each of Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, Madan G. Syal and Chand R. Viswanathan as directors of the Company. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, for each of the above-named nominees. The election of directors requires a plurality of the votes cast by the holders of the Company’s Common Stock present and voting at the Meeting.

Board of Directors Meetings and Committees of the Board of Directors

There were seven meetings of the Board of Directors and the Board of Directors acted pursuant to unanimous written consent on six additional occasions during the fiscal year ended June 30, 2003. The Board of Directors has established an Audit Committee and a Compensation Committee. The members of each committee are appointed by the majority vote of the Board of Directors. There is no nominating committee. No Director attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and all committees on which such director served.

Audit Committee

The Audit Committee makes recommendations for selection of the Company’s independent public auditors, reviews with the independent public auditors the plans and results of the audit engagement, approves professional services provided by the independent public auditors, reviews the independence of the independent public auditors, considers the range of audit and any non-audit fees, and reviews the financial statements of the Company and the adequacy of the Company’s internal accounting controls and financial management practices. The Audit Committee consists of Messrs. Good, Luskin and Viswanathan. The Board of Directors has determined that the members of the Audit Committee are independent pursuant to NASDAQ Rules. There were four meetings of the Audit Committee during the fiscal year ended June 30, 2003. See Report of the Audit Committee.

Compensation Committee

The Compensation Committee is responsible for determining compensation for the Company’s executive officers, reviewing and approving executive compensation policies and practices, and providing advice and input to the Board of Directors in the administration of the Company’s stock option plans. The Compensation Committee presently consists of Messrs. Good and Luskin. There were two meetings of the Compensation Committee during the fiscal year ended June 30, 2003. See Report of the Compensation Committee on Executive Compensation.

Director Compensation

Each non-employee Director receives a fee of $7,500 per year, $1,500 for each Board or Committee meeting attended, and options to purchase 5,000 shares of Common Stock at an exercise price equal to 100% of fair market value as of the date of grant. In addition, options to purchase 5000 shares of common stock at an exercise price equal to 100% of fair market value as of the date of grant, are granted to each member of the Compensation Committee. These options vest in three equal installments on the first through the third anniversaries of the grant date, conditioned upon continued service as a Director of the Company. The Directors also are reimbursed for expenses incurred in connection with the performance of their services as Directors.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. No executive officer of the Company has served during the fiscal year ended June 30, 2003, or subsequently, as a member of the board of directors or compensation committee of any entity which has one or more executive officers who serve on the Company’s Board of Directors or Compensation Committee.

Executive Compensation and Other Information

The following table sets forth the compensation for the Chief Executive Officer, each of the four most highly compensated executive officers whose individual remuneration exceeded $100,000 for the fiscal year ended June 30, 2003, and up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the fiscal year (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation			Long-Term Compensation				All Other Compen- sation ($)
					Awards			Payouts
		Salary ($)	Bonus ($)	All Other Annual Compen- sation ($)	Restricted Stock Award(s)(#)	Securities Underlying Options/ SARs (#)		LTIP Payouts($)
Deepak Chopra(1) Chief Executive Officer	2003 2002 2001	750,000 606,770 600,000	325,000 216,000 22,500	— — —	— — —	100,000 150,000 40,000	(3)	— — —	638,437 — —	(2)

Ajay Mehra(4) Executive V.P. President of Security Group	2003 2002 2001	315,767 252,139 257,172	125,000 60,000 57,500	— — —	— — —	25,000 50,000 25,000	(5)	— —	448,833 — —	(2)

Anuj Wadhawan Chief Financial Officer	2003	161,450	37,500	—	—	15,000			140,802	(2)

Andreas F. Kotowski Chief Technology Officer	2003 2002 2001	204,847 189,615 183,079	42,000 10,000 —	— — —	— — —	2,000 10,000 10,000		— — —	— 76,250 —	(6)

Victor S. Sze General Counsel, V.P. Corporate Affairs	2003	145,192	5,000	—	—	5,000			—

Thomas K. Hickman V.P. Operations of Security Group	2003 2002 2001	175,000 168,285 199,503	42,500 10,000 —	— — —	— — —	4,500 1,500 3,000	(7)	— — —	— — —

(1)	The Company paid aggregate insurance premiums of approximately $38,000 for three universal life insurance policies of Mr. Chopra in each of 2003, 2002, and 2001. The Company also paid an insurance premium of approximately $4,700 for a twenty-year term life insurance policy of Mr. Chopra in 2003. Mr. Chopra or his estate is obligated to repay to the Company all amounts paid by the Company on behalf of Mr. Chopra upon the death or termination of employment of Mr. Chopra. The value of such benefit is not susceptible to precise determination.
(2)	Compensation resulting from a disqualified disposition of incentive stock options.
(3)	This does not include options granted by OSI Fibercomm, Inc., a wholly-owned subsidiary of the Company. As compensation for services as Chief Executive officer of OSI Fibercomm, Inc., on April 18, 2001, OSI Fibercomm, Inc. granted to Mr. Chopra 300,000 5-year options to purchase common stock of OSI Fibercomm, Inc. at a price of $0.22 per share. These options vest in three installments: 25% on the first anniversary of the grant date, 25% on the second anniversary, and the balance on the third anniversary, conditioned upon continued service to OSI Fibercomm, Inc. There presently exists no public market for the stock of OSI Fibercomm, Inc.
(4)	The Company paid aggregate insurance premiums of approximately $2,700 for three universal life insurance policies of Mr. Mehra in each of 2003, 2002, and 2001. The Company also paid an insurance premium of approximately $2,800 for a thirty-year term life insurance policy of Mr. Mehra in 2003. Mr. Mehra or his estate is obligated to repay to the Company all amounts paid by the Company on behalf of Mr. Mehra upon the death or termination of employment of Mr. Mehra. The value of such benefit is not susceptible to precise determination.
(5)	This does not include options granted by OSI Fibercomm, Inc., a wholly-owned subsidiary of the Company. As compensation for services as Chief Financial Officer of OSI Fibercomm, Inc., on April 18, 2001, OSI Fibercomm, Inc. granted to Mr. Mehra 150,000 5-year options to purchase common stock of OSI Fibercomm, Inc. at a price of $0.20 per share. These options vest in three installments: 25% on the first anniversary of the grant date, 25% on the second anniversary, and the balance on the third anniversary, conditioned upon continued service to OSI Fibercomm, Inc. There presently exists no public market for the stock of OSI Fibercomm, Inc.
(6)	Consists of gain on exercise of non-qualified stock options.
(7)	This does not include options granted by OSI Fibercomm, Inc., a wholly-owned subsidiary of the Company. As compensation for services to OSI Fibercomm, Inc., on April 18, 2001, OSI Fibercomm, Inc. granted to Mr. Hickman 20,000 5-year options to purchase common stock of OSI Fibercomm, Inc. at a price of $0.20 per share. These options vest in three installments: 25% on the first anniversary of the grant date, 25% on the second anniversary, and the balance on the third anniversary, conditioned upon continued service to OSI Fibercomm, Inc. There presently exists no public market for the stock of OSI Fibercomm, Inc.

The Company entered into an employment agreement with Mr. Chopra, with a term of five years commencing on April 1, 1997, pursuant to which he served as Chairman of the Board, Chief Executive Officer and President of the Company. The employment agreement provided for an initial base salary of $450,000 per year, with annual raises to have been determined by the Compensation Committee. The Compensation Committee increased Mr. Chopra’s annual base salary to $500,000 effective April 1, 1998, to $600,000 effective April 15, 2000, to $650,000 as of April 1, 2001 Mr. Chopra volunteered to postpone the effectiveness of the April 1, 2001 salary increase through December 31, 2001 and the increase was implemented effective January 1, 2002. On April 1, 2002, the Company entered into a new five-year employment agreement with Mr. Chopra. The new agreement provides for a base salary of $750,000, and is otherwise similar to the prior agreement. Pursuant to the employment agreement, Mr. Chopra is also entitled to receive at least one-third of the amount of the aggregate bonus pool established by the Company for its officers and employees. Mr. Chopra is eligible to participate in certain incentive compensation and other employee benefit plans established by the Company from time to time. Mr. Chopra’s employment agreement contains confidentiality provisions and provides that he shall assign and the Company shall be entitled to any inventions or other proprietary rights developed by him under certain circumstances during his employment.

The Company entered into a three-year employment agreement with Ajay Mehra, which became effective on September 1, 1997. The employment agreement provides for a base salary of $260,000 per year, with annual raises to be determined by management. Pursuant to his employment agreement, Mr. Mehra is also eligible to receive discretionary bonus payments from the bonus pool established by the Company for its officers and employees and to participate in incentive compensation and other employee benefit plans established by the Company from time to time. The employment agreement contains confidentiality provisions and provides that Mr. Mehra shall assign and the Company shall be entitled to any inventions or other proprietary rights developed by Mr. Mehra under certain circumstances during his employment. The Compensation Committee increased Mr. Mehra’s annual base salary to $280,000 as of April 1, 2001. Mr. Mehra volunteered to postpone the effectiveness of the April 1, 2001 salary increase through December 31, 2001, and the increase was implemented effective January 1, 2002. The Compensation Committee increased Mr. Mehra’s annual base salary to $310,000 effective September 1, 2002. In February 2003, Mr. Mehra’s employment agreement was amended to extend the term of the agreement until August 31, 2006. All other provisions of the agreement are the same.

The Company entered into a two-year employment agreement with Anuj Wadhawan, which became effective June 1, 2003. The employment agreement provides for a base salary of $165,000 per year, with annual raises to be determined by the Board of Directors. Pursuant to his employment agreement, Mr. Wadhawan is also eligible to receive discretionary bonus payments from the bonus pool established by the Company for its officers and employees and to participate in incentive compensation and other employee benefit plans established by the Company from time to time. The employment agreement contains confidentiality provisions and provides that the employee shall assign and the Company shall be entitled to any inventions or other proprietary rights developed by the employee under certain circumstances during his employment.

Andreas F. Kotowski is currently employed by the Company pursuant to an employment agreement that is terminable by either party thereto at any time for any reason. Mr. Kotowski’s annual salary initially was $140,000, which was increased to $165,000 effective April 16, 1998, to $175,000 on September 1, 1999, to $185,000 on September 1, 2000, to $200,000 on March 4, 2002, and to 210,000 effective September 1, 2002. His salary has not been increased since that time.

The Company entered into a one-year employment agreement with Victor S. Sze, which became effective June 1, 2003. The employment agreement provides for a base salary of $155,000 per year, with annual raises to be determined by the Board of Directors. Pursuant to his employment agreement, Mr. Sze is also eligible to receive discretionary bonus payments from the bonus pool established by the Company for its officers and employees and to participate in incentive compensation and other employee benefit plans established by the Company from time to time. The employment agreement contains confidentiality provisions and provides that the employee shall assign and the Company shall be entitled to any inventions or other proprietary rights developed by the employee under certain circumstances during his employment.

Thomas K. Hickman is currently employed by the Company pursuant to an employment agreement that may be terminated by either the Company or by Mr. Hickman upon six months prior notice. Under the employment agreement, Mr. Hickman’s initial annual salary was $125,000, which was increased to $137,500 effective July 1, 1998, to $160,000 effective July 1, 2000 and to $175,000 effective July 1, 2002. His salary has not been increased since that time. In addition to his salary, the Company paid certain expenses related to his service in Singapore. Mr. Hickman was transferred from Malaysia to the U.K. as of February 1, 2000. In connection with such transfer, he was allowed a relocation allowance of up to approximately $13,000. During his posting in the U.K., the Company paid him a cost-of-living allowance of approximately $45,000 per year and provided him with a leased automobile at a cost of approximately $9,200 per year. In June 2003, Mr. Hickman returned to the U.S. and was named V.P. of Operations of the Security Products Group. Mr. Hickman’s employment agreement contains confidentiality provisions and provides that he shall assign and the Company shall be entitled to any inventions or other proprietary rights developed by him under certain circumstances during his employment.

Management allocates bonuses to officers and employees of the Company under a bonus plan that has been in effect since the Company’s inception. The amount of bonus for each officer or employee is determined by comparing the profits of the subsidiary or division in which such person performed services against the budget profit goals for such subsidiary or division, as determined before the start of the fiscal year.

Certain Relationships and Related Transactions

In 1994, the Company, together with Electronics Corporation of India Limited (“ECIL”), an unaffiliated Indian company, formed ECIL-Rapiscan Security Products Limited, a joint venture under the laws of India. The Company owns a 36% interest in the joint venture, Mr. Chopra owns a 10.5% interest and Mr. Mehra, owns a 4.5% interest. The remaining 49.0% interest in the joint venture is owned by ECIL. The Company sells security and inspection kits to ECIL at a price no less favorable to the Company than the price the Company charges unaffiliated third parties for such products. To date, the Company’s portion of the earnings of ECIL Rapiscan has been insignificant.

The Company contracts for a portion of its automobile rental and daily messenger services from a business that was owned during fiscal year 2003 by Mr. Chopra and his wife. The Company paid the business approximately $101,000 for such services during fiscal year 2003. The Company contracts for printing services from a business owned by Madan G. Syal, a Director of the Company. The Company paid the business approximately $104,000 for such services during fiscal year 2003.

The Company believes that each of the foregoing transactions was on terms at least as favorable to the Company as those that could have been obtained from nonaffiliated third parties. The Company currently intends that any future transactions with affiliates of the Company will be on terms at least as favorable to the Company as those that can be obtained from nonaffiliated third parties.

Option Grants

The following table sets forth certain information concerning grants of options to the Named Executive Officers during the year ended June 30, 2003:

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options/ SARs (1) Granted(#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year Year (%)	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Options Term(2)
					5%($)	10%($)
Deepak Chopra	100,000	23.7	16.31	1/8/08	450,615	995,742
Ajay Mehra	25,000	5.93	16.31	1/8/08	112,654	248,935
Anuj Wadhawan	15,000	3.56	16.31	1/8/08	67,592	149,361
Andreas F. Kotowski	2,000	0.47	16.04	11/8/07	8,863	19,585
Victor S. Sze	5,000	1.19	16.22	8/15/07	22,406	49,512
Thomas K. Hickman	3,000 1,500	0.71 0.36	16.22 16.04	8/15/07 11/8/07	13,444 6,647	29,707 14,689

(1)	All of the listed options vest in three annual installments, 25% on the first anniversary of the date of grant, 25% on the second anniversary, and 50% on the third anniversary.
(2)	Sets forth potential option gains based on assumed annualized rates of stock price appreciation from the exercise price at the date of grant of 5% and 10% (compounded annually) over the full term of the grant with appreciation determined as of the expiration date. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of future Common Stock prices.

Option Exercises and Fiscal Year-End Values

The following table sets forth certain information regarding option exercises by the Named Executive Officers during the fiscal year 2003 and held by them on June 30, 2003:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired On Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In- the-Money Options at Fiscal Year End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Deepak Chopra	—	—	112,700	232,500	839,565	692,575
Ajay Mehra	—	—	62,400	75,000	455,880	174,750
Anuj Wadhawan	—	—	18,952	31,858	152,867	96,290
Andreas F. Kotowski	5,000	28,500	17,700	14,500	148,768	71,445
Victor S. Sze	—	—	—	5,000	—	—
Thomas K. Hickman	2,500	14,250	17,525	7,125	138,760	18,855

(1)	Amounts are shown as the positive spread between the exercise price and fair market value (based on the fair market price at fiscal year end of $15.70 per share).

Stock Option Plans

1987 Incentive Stock Option Plan.    In May 1987, the Board of Directors adopted the Incentive Stock Option Plan (the “1987 Plan”). The 1987 Plan provides for the grant of options to directors, officers and other key employees of the Company to purchase up to an aggregate of 1,050,000 shares of Common Stock. The purpose of the 1987 Plan is to provide participants with incentives which will encourage them to acquire a proprietary interest in, and continue to provide services to, the Company. The 1987 Plan is administered by the Board of Directors, which has discretion to select options and to establish the terms and conditions of each option, subject to the provisions of the 1987 Plan. Pursuant to the 1987 Plan, the Company has from time to time granted its directors, officers and employees options to purchase shares of the Company’s Common Stock at exercise prices determined by the Board of Directors. The stock options generally expire either on the fifth or tenth anniversary of the date of grant of the option. All stock options are nontransferable by the grantee and may be exercised only by the optionee during his service to the Company as a director, officer or employee. The aggregate number of options issuable under the 1987 Plan, the number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. As of June 30, 2003, 949,310 shares had been issued upon the exercise of stock options under the 1987 Plan, stock options to purchase an aggregate of 28,800 shares were outstanding under the 1987 Plan all at exercise price of $7.0 per share, and no shares remained available for grant, since the 1987 Plan expired on December 31, 1998. As of such date, stock options to purchase 28,800 shares of Common Stock were exercisable.

1997 Stock Option Plan.    In May 1997, the Board of Directors adopted the 1997 Stock Option Plan (the “1997 Plan”). The 1997 Plan, which was approved by the Company’s stockholders in June 1997, provided for the grant of options to directors, officers, other employees and consultants of the Company to purchase up to an aggregate of 850,000 shares of Common Stock. In November 2000, the Company’s stockholders approved an increase of the number of shares of Common Stock for which options may be granted to 1,850,000. In November 2002, the Company’s stockholders approved an increase of the number of shares of Common Stock for which options may be granted to 2,350,000. No eligible person may be granted options during any 12-month period covering more than 425,000 shares of Common Stock. The purpose of the 1997 Plan is to provide participants with incentives that will encourage them to acquire a proprietary interest in, and continue to provide services to, the Company. The 1997 Plan is administered by the Board of Directors, or a committee of the Board, which has discretion to select optionees and to establish the terms and conditions of each option, subject to the provisions of the 1997 Plan. Options granted under the 1997 Plan may be “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified options.

The exercise price of incentive stock options may not be less than 100% of the fair market value of Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The Code currently limits to $100,000 the aggregate value of Common Stock that may be acquired in any one year pursuant to incentive stock options under the 1997 Plan or any other option plan adopted by the Company. Nonqualified options may be granted under the 1997 Plan at an exercise price of not less than 85% of the fair market value of the Common Stock on the date of grant. Nonqualified options may be granted without regard to any restriction on the amount of Common Stock that may be acquired pursuant to such options in any one year. Options may not be exercised more than ten years after the date of grant (five years after the date of grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). Options granted under the 1997 Plan generally are nontransferable, but transfers may be permitted under certain circumstances in the discretion of the administrator. Shares subject to options that expire unexercised under the 1997 Plan will once again become available for future grant under the 1997 Plan. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. As of June 30, 2003, stock options to purchase 455,708 shares were exercised under the 1997 Plan, stock options to purchase an aggregate of 1,350,741 shares were outstanding under the 1997 Plan at exercise prices ranging from $3.13 to $19.95 per share, and stock options to purchase 543,551 shares remained available for grant. As of such date, stock options to purchase 455,450 shares were exercisable. The 1997 Plan is effective for ten years, unless sooner terminated or suspended.

During fiscal 2003, the Board of Directors of the Company granted options to purchase an aggregate of 419,748 shares of Common Stock available for issuance under the 1997 Plan to certain officers and employees of the Company. These options are exercisable at a price equal to the fair market value of the Common Stock on the date of grant. The options generally will be subject to vesting and will become exercisable in installments over a period of three years from the date of grant, subject to the optionee’s continuing employment with the Company.

In general, upon termination of employment of an optionee, all options granted to such person which were not exercisable on the date of such termination will immediately terminate, and any options that are exercisable will terminate not more than three months (six months in the case of termination by reason of death or disability) following termination of employment.

To the extent nonqualified options are granted under the 1997 Plan, the Company intends to issue such options with an exercise price of not less than the market price of the Common Stock on the date of grant.

Employee Stock Purchase Plan

In August 1998, the Board of Directors adopted the Company’s Employee Stock Purchase Plan (the “1998 Plan”). The 1998 Plan, which was approved by the Company’s stockholders in November 1998, provides persons who have been regular employees of the Company or its U.S. subsidiaries for at least six months, and who meet certain other criteria, the opportunity to purchase shares of Common Stock through regular payroll deductions. The total number of shares of Common Stock subject to the 1998 Plan is 200,000. The 1998 Plan is administered by the Board of Directors, or a committee of the Board. The 1998 Plan qualifies as an “employee stock purchase plan” as defined in Section 423 of the Code.

To participate in the 1998 Plan, eligible employees submit a form to the Company’s payroll office authorizing payroll deductions in an amount between 1% and 10% of the employee’s regular annual pay. At the end of each offering period, initially set at six months duration, the aggregate amount deducted from each participating employee’s paycheck is applied to the purchase of a whole number of shares of Common Stock, with any sums remaining being returned to the employee. No interest accrues on payroll deductions. The purchase price of the Common Stock is 85% of the lesser of the fair market value of the Common Stock (as determined by the Board of Directors) on the first day or the last day of the offering period. If the aggregate number of shares of Common Stock which all participants elect to purchase during any offering period is greater than the number of shares remaining available for issuance under the 1998 Plan, the remaining shares will be allocated pro-rata among participants. Notwithstanding any of the foregoing, no employee may purchase Common Stock under the 1998 Plan if (i) after any such purchase, the employee would own 5% or more of the total combined voting power or value of all classes of the Company’s stock on a consolidated basis, or (ii) the rights to purchase Common Stock under the 1998 Plan and all other qualified employee stock purchase plans of the Company or any of its subsidiaries granted to that employee would exceed $25,000 per calendar year.

A participant may elect to withdraw from the 1998 Plan at any time up to the last day of an offering period by filing a form to such effect. Upon withdrawal, the amount contributed to the employee will be refunded in cash, without interest. Any person withdrawing may not participate again in the 1998 Plan until the end of one complete offering period. Termination of a participant’s employment for any reason shall be treated as a withdrawal.

Employee Benefit Plan, Pension Plans

In 1991, the Company established a tax-qualified employee savings and retirement plan (the “401(k) Plan”) covering all of its employees. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the annual limit prescribed by statute ($12,000 in calendar 2003) and contribute the amount of such reduction to the 401(k) Plan. The 401(k) Plan allows for matching contributions to the 401(k) Plan by the Company, such matching and the amount of such matching to be determined at the sole discretion of the Board of Directors. For the year ended June 30, 2003, the Company had provided $123,000 in discretionary matching contributions with respect to the 401(k) Plan. The trustee under the 401(k) Plan, at the direction of each participant, invests the assets of the 401(k) Plan in numerous investment options. The 401(k) Plan is intended to qualify under Section 401 of the Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable until withdrawn, and so that the contributions by employees will be deductible by the Company when made.

Advanced Micro Electronics AS, Metorex Security Products, Oy, and Rapiscan Security Products, Ltd., all subsidiaries of the Company, have pension plans in effect for certain of their employees. As of the date hereof, approximately 140 employees are covered by these plans.

Report of Compensation Committee on Executive Compensation

This Compensation Committee Report discusses the components of the Company’s executive officer compensation policies and programs and describes the bases upon which compensation is determined by the Compensation Committee with respect to the executive officers of the Company, including the Named Executive Officers. The Compensation Committee reviews and approves salaries, benefits and other compensation for executive officers and reviews bonus pool allocations for key employees of the Company. The Compensation Committee is composed of two non-employee directors.

Compensation Philosophy.    The Compensation Committee endeavors to ensure that the compensation programs for the executive officers of the Company and its subsidiaries are effective in attracting and retaining key executives responsible for the success of the Company and are administered with the long-term interests of the Company and its stockholders in mind. The Compensation Committee seeks to align total compensation for senior management with corporate performance by linking directly executive compensation to individual and team contributions, continuous improvements in corporate performance and stockholder value.

The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the executive officers. The primary quantitative factors reviewed by the Compensation Committee include such financial measures as net income, cash flow and earnings-per-share, and market capitalization of the Company and may vary its quantitative measurements from employee to employee and from year to year. The Compensation Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as superior individual performance, new responsibilities or positions within the Company, leadership ability, overall contributions to the Company and the national and global business and economic environment.

In order to attract and retain highly qualified executives in the areas in which the Company does business and in recognition of the overall competitiveness of the market for highly qualified executive talent, the Compensation Committee also evaluates the total compensation of the executive officers in light of information regarding the compensation practices and corporate financial performance of other companies in its industry.

In implementing its compensation program for executive officers, the Compensation Committee seeks to achieve a balance between compensation and the Company’s annual and long-term budgets and business objectives, encourage executive performance in furtherance of stated Company goals, provide variable compensation based on the performance of the Company, create a stake in the executive officer’s efforts by encouraging stock ownership in the Company, and align executive remuneration with the interests of the Company’s stockholders.

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and certain other of the most highly compensated executive officers as of the end of any fiscal year. However, the Code exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Although, at the present time, the Company is not paying any compensation to any of its executive officers or any other employee that would be disallowed by Section 162(m), the Compensation Committee currently intends to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements if, in the future, the need arises. The Board of Directors and the Compensation Committee, however, reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate.

Compensation Program Components.    The Compensation Committee regularly reviews the Company’s compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. The particular elements of the compensation program for executive officers consist of the following:

Base Salary.    Base salaries for executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each executive officer’s position, and the experience the individual brings to the position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance. Base salaries are kept within a competitive range for each position, reflecting both job performance and market forces.

Annual Bonus.    Management allocates bonuses to officers and key employees of the Company under a bonus plan that has been in effect since the Company’s inception. The amount of bonus for each officer is determined by comparing the profits of the subsidiary or division in which such person performed services against the budget profit goals for such subsidiary or division as determined before the start of the fiscal year.

Long-Term Incentive Compensation.    The Company’s long-term incentive program consists of periodic grants of stock options, which are made at the discretion of the Board of Directors with the advice and input of the Compensation Committee. Decisions made regarding the amount of the grant and other discretionary aspects of the grant take into consideration Company performance, individual performance and experience, competitive forces to attract and retain senior management, and the nature and terms of grants made in prior years.

Chief Executive Officer’s Compensation.    The Company has entered into an employment agreement with Mr. Chopra as more fully described above. (See Executive Compensation and Other Information.) In setting Mr. Chopra’s base salary and other compensation under his employment agreement, in granting bonuses, and when considering other forms of compensation, the Compensation Committee has looked to the same components it applies when establishing compensation for the other executive officers of the Company.

Summary.    The Compensation Committee believes that the total compensation program for executive officers of the Company is focused on increasing value for the Company’s stockholders, by attracting and retaining the best qualified people as senior managers and enhancing corporate performance. Furthermore, the Compensation Committee believes that the executive compensation levels of the Company are competitive with the compensation programs provided by other corporations with which the Company is competitive. The foregoing report has been approved by all the members of the Compensation Committee.

COMPENSATION COMMITTEE

Steven C. Good

Meyer Luskin

Report of the Audit Committee

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Board of Directors has adopted a Charter of the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement.

The Audit Committee has reviewed and discussed with the Company’s management and Deloitte & Touche LLP the audited consolidated financial statements of the company contained in the Company’s Annual Report on Form 10-K for the Company’s 2003 fiscal year. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees), and has discussed with Deloitte & Touche LLP its independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Companys Annual Report on Form 10-K for its 2003 fiscal year for filing with the SEC.

AUDIT COMMITTEE

Steven C. Good

Meyer Luskin

Chand R. Viswanathan

Performance Graph

The graph below compares the Company’s cumulative total stockholder return for the period beginning on the market close on the last trading day before the beginning of the Company’s fifth preceding fiscal year through and including the end of the Company’s last completed fiscal year, with the NASDAQ Market Index and with a peer group composed of companies with which the Company generally competes.

The peer group is composed of the following companies: American Science & Engineering (AMEX Symbol: ASE), InVision Technologies, Inc. (NASDAQ Symbol: INVN) and PerkinElmer, Inc. (NYSE Symbol: PKI). The Company previously included only InVision Technologies and PerkinElmer within its peer group, but has added American Science & Engineering as part of the Company’s annual review of other companies with similar operations.

The graph assumes that $100.00 was invested on June 30, 1998 in the Company’s Common Stock, at the closing price of $10.00 per share, and in each of the indexes mentioned above, and that all dividends were reinvested.

Comparison of 5 Year Cumulative Total Return

Assumes Initial Investment of $100

June 1998 Through June 2003

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG

OSI SYSTEMS, INC., NASDAQ MARKET INDEX AND PEER GROUP INDEXES

	OSI Systems	New Peer Group	Old Peer Group	NASDAQ Market
6/30/1998	$100.00	$100.00	$100.00	$100.00
9/30/1998	$76.25	$76.09	$75.88	$90.23
12/31/1998	$86.25	$91.96	$92.82	$117.25
3/31/1999	$51.88	$85.86	$87.89	$131.50
6/30/1999	$50.00	$114.72	$117.57	$143.83
9/30/1999	$37.50	$125.46	$129.89	$147.42
12/31/1999	$55.00	$132.59	$137.01	$217.90
3/31/2000	$147.50	$210.72	$219.19	$244.61
6/30/2000	$79.69	$207.82	$216.71	$212.69
9/30/2000	$105.00	$325.86	$340.35	$195.72
12/31/2000	$61.25	$325.50	$340.74	$131.05
3/31/2001	$31.88	$165.81	$172.32	$97.83
6/30/2001	$37.20	$174.84	$181.85	$115.30
9/30/2001	$79.10	$174.78	$178.97	$80.00
12/31/2001	$182.40	$247.28	$253.43	$104.00
3/31/2002	$252.00	$148.99	$151.83	$98.43
6/30/2002	$198.30	$91.37	$91.20	$78.12
9/30/2002	$173.05	$62.14	$62.43	$62.57
12/31/2002	$169.80	$76.17	$76.05	$71.37
3/31/2003	$158.10	$75.66	$77.30	$66.49
6/30/2003	$157.00	$108.72	$111.63	$80.45

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the amount of shares of the Company beneficially owned as of June 30, 2003 by each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company‘s outstanding Common Stock:

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)	Percent of Class of Common Stock
Deepak Chopra(3)	1,125,640	7.7%
Essex Investment Management Co., LLC(4)	1,302,312	8.97%
Kern Capital Management, LLC(5)	1,807,600	12.45%

(1)	Except as otherwise noted, the address of each stockholder is c/o OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, California 90250.
(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after June 30, 2003, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(3)

Includes 200,000 shares and 200,000 shares owned by The Deepika Chopra Trust UDT dated July 17, 1987 and The Chandini Chopra Trust UDT dated July 17, 1987, respectively. Deepak Chopra is the co-trustee of both irrevocable trusts. Of the balance of such shares, 588,815 shares are held jointly by Mr. Chopra and his wife, Nandini Chopra, and 11,625 shares are held individually by Mr. Chopra. Includes 125,200 shares issuable pursuant to options which become exercisable no later than 60 days after June 30, 2003. Mr. Chopra is the Chairman of the Board, Chief Executive Officer and President of the Company.

(4)	As reported in a Schedule 13G filed with the Securities and Exchange Commission by Essex Investment Management Co. Inc., whose address was reported as 125 High Street, South Boston, MA 02110.
(5)	As reported in a Schedule 13G filed with the Securities and Exchange Commission by Kern Capital Management, LLC, whose address was reported as 114 West 47th Street, Suite 1926, New York, NY 10036.

The following table sets forth the amount of shares of the Company beneficially owned as of June 30, 2003 by each director of the Company, each Named Executive Officer, and all directors and executive officers as a group:

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)	Percent of Class of Common Stock
Deepak Chopra(3)	1,125,640	7.7%
Ajay Mehra(4)	152,114	1.0%
Anuj Wadhawan(5)	20,842	0.1%
Andreas F. Kotowski(6)	73,518	0.5%
Victor S. Sze(7)	1,250	0.0%
Thomas K. Hickman(8)	38,572	0.3%
Steven C. Good(9)	21,250	0.1%
Meyer Luskin(10)	32,660	0.2%
Madan G. Syal(11)	62,750	0.4%
Chand R. Viswanathan(12)	3,750	0.0%
All directors and executive officers as a group (10 persons)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)	1,532,346	10.3%

(1)	Except as noted otherwise, the address of each stockholder is c/o OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, California 90250.
(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after June 30, 2003, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(3)	Includes 200,000 shares and 200,000 shares owned by The Deepika Chopra Trust UDT dated July 17, 1987 and The Chandini Chopra Trust UDT dated July 17, 1987, respectively. Deepak Chopra is the co-trustee of both irrevocable trusts. Of the balance of such shares, 588,815 shares are held jointly by Mr. Chopra and his wife, Nandini Chopra, and 11,625 shares are held individually by Mr. Chopra. Includes 125,200 shares issuable pursuant to options which become exercisable no later than 60 days after June 30, 2003. Mr. Chopra is the Chairman of the Board, Chief Executive Officer and President of the Company.
(4)	Includes 62,400 shares issuable pursuant to options which become exercisable no later than 60 days after June 30, 2003. Mr. Mehra is the Executive Vice President and a Director of the Company and President of the OSI Security Group.
(5)	Includes 19,592 shares issuable pursuant to options which become exercisable no later than 60 days after June 30, 2003. Mr. Wadhawan is the Chief Financial Officer of the Company.
(6)	Includes 17,700 shares issuable pursuant to options which become exercisable no later than 60 days after June 30, 2003. Mr. Kotowski is the Chief Technology Officer of the Company.

(7)	Includes 1,250 shares issuable pursuant to options which become exercisable no later than 60 days after June 30, 2003. Mr. Sze is the General Counsel, Vice President of Corporate Affairs, and Secretary of the Company.
(8)	Includes 18,275 shares issuable pursuant to options which become exercisable no later than 60 days after June 30, 2003. Mr. Hickman is the V.P. of Operations of the OSI Security Group.
(9)	Includes 16,250 shares issuable pursuant to options which become exercisable no later than 60 days after June 30, 2003. Includes 5,000 shares owned for Mr. Good’s benefit by the Good, Swartz & Berns Pension & Profit Sharing Plan, of which Mr. Good is a co-trustee and in which he participates. Mr. Good is a Director of the Company. The address of Mr. Good is 11755 Wilshire Boulevard, 17th Floor, Los Angeles, California 90025.
(10)	Includes 19,750 shares held by the Meyer and Doreen Luskin Family Trust. Includes 6,125 shares issuable pursuant to options which become exercisable no later than 60 days after June 30, 2003. Mr. Lusken is a Director of the Company. The address of Mr. Luskin is c/o Scope Industries, 233 Wilshire Boulevard, Suite 310, Santa Monica, California 90401.
(11)	Includes 44,000 shares held by Mr. Syal and his wife, Mohini Syal as trustees for the Syal Trust. Includes 13,750 shares issuable pursuant to options which become exercisable no later than 60 days after June 30, 2003. Mr. Syal is a Director of the Company.
(12)	Includes 3,750 shares issuable pursuant to options which become exercisable no later than 60 days after June 30, 2003. Mr. Viswanathan is a Director of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who beneficially own more than 10% of a registered class of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such officers, directors and stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all such reports that they file. Based solely upon the Company’s review of such forms furnished to the Company during the fiscal year ended June 30, 2003, and written representations from certain reporting persons, the Company believes that the Company’s executive officers, directors and more than 10% stockholders have been complied with all such filing requirements, except that Mr. Chopra, Mr. Mehra, Mr. Good, Mr. Luskin, Mr. Syal, Mr. Viswanathan, and Mr. Wadhawan each filed one late report relating to one transaction and Mr. Kotowski filed two late reports each relating to one transaction.

INDEPENDENT AUDITORS

(Item 2 of the Proxy Card)

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent auditors for the fiscal year ending June 30, 2004, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Deloitte & Touche has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of Deloitte & Touche is not expected to be present at the Annual Meeting.

In the event the stockholders fail to ratify the selection of Deloitte & Touche, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent auditing firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Audit Fees

The aggregate fees billed for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2003 and 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $398,000 and $332,000, respectively.

Audit-Related Fees

The aggregate fees billed for audit-related services for the fiscal years ended June 30, 2003 and 2002 were $182,000 and $84,000, respectively. For the fiscal years ended June 30, 2003 and 2002, these fees related to due diligence/consultation services in connection with potential and completed acquisitions and to consents related to Securities and Exchange Commission registration statements.

Tax Fees

The aggregate fees billed for tax services for the fiscal years ended June 30, 2003 and 2002 were $225,000 and $286,000, respectively. For the fiscal years ended June 30, 2003 and 2002, these fees related to U.S. and international tax return compliance and advisory services.

All Other Fees

During the fiscal years ended June 30, 2003 and 2002, there were no fees for services not included in the above categories.

Independence

The Audit Committee has considered whether Deloitte & Touche’s provision of services other than its audit of the Company’s annual financial statement and its review of the Company’s quarterly financial statements is compatible with maintaining such auditor’s independence and has determined that it is compatible.

The Board of Directors unanimously recommends that you vote FOR this proposal (Proposal 2 on the Proxy) to ratify the selection of the independent accountants. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.

OTHER BUSINESS

The Company does not know of any other business to be presented at the Annual Meeting and does not intend to bring any other matters before such meeting. If any other matters properly do come before the Annual Meeting, however, the persons named in the accompanying Proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

STOCKHOLDER PROPOSALS

Any proposals of stockholders which are intended to be presented at next year’s annual meeting must be received by the Company at its principal executive offices on or before June 15, 2004, in order to be considered for inclusion in the Company’s proxy materials relating to that meeting.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission is available upon written request and without charge to stockholders by writing to Victor Sze, Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, California 90250 or by calling telephone number (310) 978-0516.

Only one Annual Report and Proxy Statement may be delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Annual Report or Proxy Statement, as applicable, to a security holder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to Victor Sze, Secretary, OSI Systems, Inc., at the address or telephone number indicated in the previous paragraph. In addition, security holders sharing an address can request delivery of a single copy of Annual Reports or Proxy Statements if they are receiving multiple copies of Annual Reports or Proxy Statements by directing such request to the same mailing address.

By Order of the Board of Directors

Victor S. Sze

Secretary

Hawthorne, California

October 1, 2003

PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

APPENDIX A

Charter of the Audit Committee

1.    Statement of Policy

This Charter specifies the scope of the responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of OSI Systems, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by the Company to any governmental body or to the public, and on the Company’s compliance with legal and regulatory requirements. The Committee shall also review the qualifications, independence and performance, and approve the terms of engagement of the Company’s independent auditor and prepare any reports required of the Committee under rules of the Securities and Exchange Commission (“SEC”).

The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Committee, at its discretion, has the authority to initiate special investigations, and, hire special legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary to fulfill its duties under this Charter. The Committee may also perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

2.    Organization and Membership Requirements

The Committee shall be composed of three or more directors selected by the Board, each of whom shall satisfy the independence and experience requirements of The NASDAQ Stock Market. In addition, the Committee shall not include any member who:

(a) accepts any consulting, advisory, or other compensatory fee, directly or indirectly, from the Company, other than in his or her capacity as a member of the Committee, the Board, or any other committee of the Board; or

(b) is an executive officer of the Company, or beneficially owns or controls, directly or indirectly, more than 10% of the Company’s outstanding common stock or is otherwise an affiliate of the Company or any subsidiary of the Company, other than a director who meets the independence requirements of The NASDAQ Stock Market.

Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one member shall have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual being financially sophisticated, which may include being or having been a chief executive, chief financial or other senior officer with financial oversight responsibilities. At least one member shall be an audit committee financial expert as determined by the Board in accordance with the rules of the SEC. No Committee member shall simultaneously serve on the audit committee of more than three public companies without prior disclosure to the Committee and the Board and an affirmative determination by the Board that such service does not impair the ability of such member to serve effectively on the Committee, which determination shall be disclosed in the annual proxy statement.

The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be replaced by the Board. Unless a chairman for the Committee is elected by the full Board, the members of the Committee may designate a chairman of the Committee by majority vote of the full Committee membership.

3.    Meetings

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee may form and delegate authority to subcommittees, or to one or more members of the Committee, when appropriate. The Committee shall meet with management and the independent auditor in separate executive sessions as appropriate. The Committee shall meet with the independent auditor and management on a quarterly basis to review the Company’s financial statements and financial reports. The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record summaries of its recommendations to the Board in written form, which will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

4.    Committee Authority and Responsibilities

To fulfill its responsibilities and duties, the Committee shall:

(a)  Oversight of the Company’s Independent Auditor

i.	Be directly and solely responsible for the appointment, compensation, retention and oversight of any independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged by the Company for the purpose of preparing or issuing an audit report or related work, with each such auditor reporting directly to the Committee.

ii.	Periodically review and discuss with the independent auditor (i) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and (ii) any formal written statements received from the independent auditor consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended, including without limitation, descriptions of (x) all relationships between the auditor and the Company, (y) any disclosed relationships or services that may impact the independent auditor’s objectivity and independence and (z) whether any of the Company’s senior finance personnel were recently employed by the independent auditor.

iii.	Obtain and review annually a report from the independent auditor describing (i) the auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review or peer reviews or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues, and (iii) all relationships between the independent auditor and the Company.

iv.	Evaluate annually the qualifications, performance and independence of the independent auditor, including a review of whether the independent auditor’s quality-control procedures are adequate and a review and evaluation of the lead partner of the independent auditor, taking into account the opinions of management and the Company’s internal auditors, and report to the Board on its conclusions, together with any recommendations for additional action.

v.	Consult with the independent auditor to assure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit every five years, consider issues related to the timing of such rotation and the transition to new lead and reviewing partners, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm, and report to the Board on its conclusions.

vi.	Approve in advance the engagement of the independent auditor for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement; provided, however, that (i) the Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such polices and procedures (x) are detailed as to particular services, (y) do not involve delegation to management of the Committee’s responsibilities hereunder and (z) provide that, at its next scheduled meeting, the Committee is informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures, and (ii) the Committee may delegate to one or more members of the Committee the authority to grant pre-approvals for such services, provided that (a) the decisions of such member(s) to grant any such pre-approval shall be presented to the Committee at its next scheduled meeting and (b) the Committee has established policies and procedures for such pre-approval of services consistent with the requirements of clauses (i)(x) and (y) above.

vii.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

viii.	Approve as necessary the termination of the engagement of the independent auditor.

ix.	Establish policies for the hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company, taking into account the impact of such policies on auditor independence.

x.	Regularly review with the independent auditor any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements. Review with the independent auditor any accounting adjustments that were noted or proposed by the auditor but that were “passed” (as immaterial or otherwise), any communications between the audit team and the auditor’s national office respecting auditing or accounting issues presented by the engagement, any “management” or “internal control” letter or schedule of unadjusted differences issued, or proposed to be issued, by the auditor to the Company, or any other material written communication provided by the auditor to the Company’s management.

xi.	Review with the independent auditor the critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that the independent auditor has discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(b)  Review of Financial Reporting, Policies and Processes

i.	Review and discuss with management and the independent auditor the Company’s annual audited financial statements and any certification, report, opinion or review rendered by the independent auditor, and recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

ii.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements.

iii.	Review and discuss with management and the independent auditor the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in the Company’s periodic reports.

iv.	Review and discuss earnings press releases and other information provided to securities analysts and rating agencies, including any “pro forma” or adjusted financial information.

v.	Periodically meet separately with management and with the independent auditor.

vi.	Review with management and the independent auditor any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments.

vii.	Review with management its assessment of the effectiveness and adequacy of the Company’s internal control structure and procedures for financial reporting (“Internal Controls”), review annually with the independent auditor the attestation to and report on the assessment made by management, and consider with management and the independent auditor whether any changes to the Internal Controls are appropriate in light of management’s assessment or the independent auditor’s attestation.

viii.	Review with management its evaluation of the Company’s procedures and controls designed to assure that information required to be disclosed in its periodic public reports is recorded, processed, summarized and reported in such reports within the time periods specified by the SEC for the filing of such reports (“Disclosure Controls”), and consider whether any changes are appropriate in light of management’s evaluation of the effectiveness of such Disclosure Controls.

ix.	Review and discuss with management and the independent auditor any off-balance sheet transactions or structures and their effect on the Company’s financial results and operations, as well as the disclosure regarding such transactions and structures in the Company’s public filings.

x.	Review with management and the independent auditor the effect of regulatory and accounting initiatives on the financial statements. Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in selection of an application of accounting principles. Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or management.

xi.	Review any analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including the effects of alternative GAAP methods on the financial statements.

xii.	Review any special audit steps adopted in light of material control deficiencies.

(c)  Risk Management, Related Party Transactions, Legal Compliance and Ethics

i.	Review with the chief executive and chief financial officer of the Company any report on significant deficiencies in the design or operation of the Internal Controls that could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in Internal Controls identified to the auditors, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls.

ii.	Review and approve any related-party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties.

iii.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns.

iv.	Consider and present to the Board for adoption a Code of Ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions, which meets the requirements of Item 406 of the SEC’s Regulation S-K, and provide for and review prompt disclosure to the public of any change in, or waiver of, such Code of Ethics. Review such Code of Ethics periodically and recommend such changes to such Code of Ethics as the Committee shall deem appropriate, and adopt procedures for the Company to monitor and enforce compliance with such Code of Ethics.

v.	Consult with the Board regarding its adoption of a Code of Business Conduct and Ethics applicable to all employees and directors and required by the rules of The NASDAQ Stock Market, and adopt procedures for the Company to monitor and enforce compliance with such Code of Business Conduct.

vi.	As requested by the Board, review and investigate conduct alleged by the Board to be in violation of the Company’s Code of Ethics or the Company’s Code of Business Conduct and Ethics, and adopt as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.

vii.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies that raise material issues regarding the Company’s financial statements or accounting policies.

viii.	Discuss guidelines and policies to govern the process by which risk assessment and management is undertaken and handled. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

ix.	Review with the Company’s general counsel and report to the Board on litigation, material government investigations and compliance with applicable legal requirements and the Company’s Code of Business Conduct and Ethics.

x.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

xi.	Develop and implement an annual performance evaluation of the Committee.

xii.	Regularly report to the Board on the Committee’s activities, recommendations and conclusions.

xiii.	Review and reassess the Charter’s adequacy as appropriate.

PROXY

OSI SYSTEMS, INC.

PROXY

12525 Chadron Avenue, Hawthorne, CA 90250

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement and appoints Deepak Chopra and Anuj Wadhawan and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of OSI Systems, Inc. (the “Company”) held of record by the undersigned as of the close of business on September 25, 2003, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on November 5, 2003, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

1.	To elect the following directors to serve until the 2004 Annual Meeting of Stockholders or until their respective successors are elected and qualified:

☐    FOR ALL                ☐    WITHHOLD AUTHORITY FOR ALL

            Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, Madan G. Syal, Chand R. Viswanathan

To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below:

2.	To ratify the Board of Director’s selection of Deloitte & Touche LLP to serve as the Company’s independent accountants for the fiscal year ending June 30, 2004.

    ☐    FOR            ☐    AGAINST            ☐    ABSTAIN

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

(PLEASE DATE AND SIGN ON REVERSE SIDE)

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FOR THE 2003 ANNUAL MEETING.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS IN SPACE PROVIDED.

☐    NEW ADDRESS:

NOTE: Please sign exactly as name(s) appear(s). When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.

Signature:	Dated:

Signature:	Dated: